Exhibit (h)(6)(i)

FORM OF

May 1, 2009

Attention: President

PNC Global Investment Servicing (U.S.) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Agency Agreement dated February 25, 2009, between ING Variable Portfolios, Inc. and PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING RussellTM Large Cap Growth Index Portfolio, ING RussellTM Large Cap Value Index Portfolio, ING RussellTM Mid Cap Growth Index Portfolio, and ING Hang Seng Index Portfolio (collectively, the “Portfolios”), effective May 1, 2009, each a Series of ING Variable Portfolios, Inc., upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to the Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Exhibit A dated February 25, 2009.

The Amended Exhibit A has also been updated 1) to reflect name changes for ING VP Strategic Allocation Conservative Portfolio to ING Strategic Allocation Conservative Portfolio, ING VP Strategic Allocation Growth Portfolio to ING Strategic Allocation Growth Portfolio, ING VP Strategic Allocation Moderate Portfolio to ING Strategic Allocation Moderate Portfolio, ING VP Growth and Income Portfolio to ING Growth and Income Portfolio II, ING Lehman Brothers U.S. Aggregate Bond Index Portfolio to ING U.S. Bond Index Portfolio, ING Russell Global Large Cap Index 85% Portfolio to ING Russell Global Large Cap Index 75% Portfolio, ING BlackRock Global Science and Technology Portfolio to ING BlackRock Global Science and Technology Opportunities Portfolio, ING VP Index Plus LargeCap Portfolio to ING Index Plus LargeCap Portfolio, ING VP Index Plus MidCap Portfolio to ING Index Plus MidCap Portfolio, ING VP Index Plus SmallCap Portfolio to ING Index Plus SmallCap Portfolio, ING VP Small Company Portfolio to ING Small Company Portfolio, ING Opportunistic LargeCap Value Portfolio to ING Opportunistic LargeCap Portfolio, ING VP Balanced Portfolio, Inc. to ING Balanced Portfolio, ING VP Intermediate Bond Portfolio to ING Intermediate Bond Portfolio, and ING VP Money Market Portfolio to ING Money Market Portfolio, and 2) by the removal of ING  130/30 Fundamental Research Fund, as this fund recently merged into another fund.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Portfolios by signing below.

Very sincerely,

Todd Modic
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

PNC Global Investment Servicing (U.S.) Inc.

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

By:
Name:
Title:	, Duly Authorized

AMENDED EXHIBIT A

(Dated: May 1, 2009)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”). For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

ING Series Fund, Inc.

Brokerage Cash Reserves

ING Alternative Beta Fund

ING Balanced Fund

ING Corporate Leaders 100 Fund

ING Global Target Payment Fund

ING Growth and Income Fund

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Money Market Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

ING Tactical Asset Allocation Fund

ING U.S. Government Money Market Fund

ING Strategic Allocation Portfolios, Inc.

ING Strategic Allocation Conservative Portfolio

ING Strategic Allocation Growth Portfolio

ING Strategic Allocation Moderate Portfolio

ING Variable Funds

ING Growth and Income Portfolio

ING Variable Portfolios, Inc.

ING BlackRock Global Science and Technology Opportunities Portfolio

ING Global Equity Option Portfolio

ING International Index Portfolio

ING U.S. Bond Index Portfolio

ING Opportunistic LargeCap Growth Portfolio

ING Opportunistic LargeCap Portfolio

ING Russell™ Global Large Cap Index 75% Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING U.S. Government Money Market Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING Small Company Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

ING Morningstar® U.S. Growth SM Index Portfolio

ING Balanced Portfolio

ING Intermediate Bond Portfolio

ING Money Market Portfolio